      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 1997
                                                 REGISTRATION NO. 333-__________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           SIGHT RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware
  (State or other Jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                          Identification No.)
                                                                   04-3181524

                   ------------------------------------------

          67 South Bedford Street, Burlington, MA 01803 (617) 229-1100 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

                         William G. McLendon, President
          67 South Bedford Street, Burlington, MA 01803 (617) 229-1100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                    COPY TO:
                              Lewis J. Geffen, Esq.
               MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                     One Financial Center, Boston, MA 02111
                                 (617) 542-6000
                                FAX (617)542-2241

                               ------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE

====================================================================================================================================
  Title of Each Class of      Amount to be Registered  Proposed Maximum Offering  Proposed Maximum Aggregate  Amount of Registration
Securities to Be Registered                                Price Per Share(1)          Offering Price(1)               Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value     392,525 shares               $3.75                    $1,471,969                 $446.06
====================================================================================================================================


(1)Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on April 4, 1997.

                   ------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                                 ---------------

                                TABLE OF CONTENTS


AVAILABLE INFORMATION.....................................................2

ADDITIONAL INFORMATION....................................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................2

RISK FACTORS..............................................................3

THE COMPANY..............................................................10

USE OF PROCEEDS..........................................................10

DIVIDEND POLICY..........................................................10

SELLING STOCKHOLDERS.....................................................11

LEGAL MATTERS............................................................12

EXPERTS..................................................................13






--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   SUBJECT TO COMPLETION, DATED APRIL 11, 1997

PROSPECTUS


                                 392,525 SHARES

                           SIGHT RESOURCE CORPORATION

                                  COMMON STOCK

         This Prospectus relates to 392,525 shares of Sight Resource Corporation ("Sight Resource" or the "Company") Common Stock, par value $.01 (the "Common Stock"), which are being offered and sold by certain stockholders of the Company (the "Selling Stockholders"). The Selling Stockholders, directly or through agents, broker-dealers or underwriters, may sell the Common Stock offered hereby from time to time on terms to be determined at the time of the sale, in transactions on the Nasdaq National Market or in privately negotiated transactions or in a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal or both (which compensation to a particular broker-dealer may be in excess of customary commissions). The Company will not receive any proceeds from the sale of shares by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

         The Common Stock is quoted on the Nasdaq National Market under the symbol "VISN". On April 10, 1997, the last reported sales price of the Common Stock was $4.00 per share.

                                 ---------------

             THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE
                OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                                 ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

         No underwriting commissions or discounts will be paid by the Company in connection with this offering. Expenses payable by the Company in connection with this offering are estimated to be $20,946.06, which are expected to be reimbursed by one of the Selling Stockholders. The aggregate proceeds to the Selling Stockholders from the Common Stock will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Plan of Distribution."

         The Selling Stockholders and any agents, broker-dealers or underwriters that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting discounts or commissions under the Act. The Company has agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities, including liability under the Act.

                     The date of this Prospectus is _______

                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically. The Company's Common Stock is currently quoted on the Nasdaq National Market and such reports and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                             ADDITIONAL INFORMATION

         A registration statement on Form S-3 with respect to the Common Stock offered hereby (the "Registration Statement") has been filed with the Commission under the Act. This Prospectus does not contain all of the information contained in such Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any contract or any other documents are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement, including exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C. and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, Washington, D.C., 20549, upon payment of the prescribed fees. Electronic registration statements made through the Electronic Data Gathering, Analysis, and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the commission pursuant to the Exchange Act are by this reference incorporated in and made a part of this Prospectus:

         (1) The Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

         (2) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed with the Commission on December 31, 1992.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Copies of all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this Prospectus) will be provided without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon a written or oral request to the Vice President of Finance and Administration and General Counsel of the Company, at the Company's principal executive offices at 67 South Bedford Street, Burlington, MA 01803, telephone number (617) 229-1100.

                                  RISK FACTORS

         An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. Accordingly, in addition to the other information in this Prospectus, prospective purchasers are urged to consider carefully the following risk factors in determining whether to purchase the securities offered hereby.

         This Prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the description of the Company's plans and objectives for future operations, assumptions underlying such plans and objectives and other forward-looking statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. Such statements are based on management's expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Factors which could cause such results to differ materially from those described in the forward-looking statements include those set forth in the risk factors below.

LOSSES FROM RECENT OPERATIONS; ABSENCE OF PROFITABILITY; LIMITED OPERATING
HISTORY

         The Company has experienced losses in each year of operation since inception in November 1992 and may continue to incur significant operating losses for the foreseeable future. For the fiscal year ended December 31, 1996, the Company incurred a net loss of $5.9 million bringing its accumulated deficit to $15.2, million at December 31, 1996. Although the Company's laser vision correction ("LVC") business began in the United Kingdom in 1993, the FDA approved the use of excimer lasers to perform LVC in October 1995. In addition, the Company has a limited history of operating multi-site eye care centers, which operations commenced in 1995 with the acquisitions of Cambridge Eye Associates, Inc. ("Cambridge Eye") and Douglas Vision World, Inc. ("Vision World") and E.B. Brown Opticians Incorporated ("E.B. Brown"). In view of the Company's limited experience operating multi-site eye care centers, managing the practices of eye care professionals and marketing LVC services in the United States, there can be no assurance that the Company will ever achieve profitability.

GOVERNMENT REGULATION AND SUPERVISION

         The health care industry is highly regulated and there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. The Company expects to modify its agreements and operations from time to time as the business and regulatory environment changes. While the Company believes that its operations comply with applicable law, there can be no assurance that it will be able to successfully address changes in the regulatory environment.

         Each state imposes licensing requirements on individual opticians, optometrists and ophthalmologists and on facilities and services operated by these professionals. In addition, federal and state laws regulate health maintenance organizations ("HMOs") and other managed care organizations with which the Company's affiliated professional corporations may have contracts. In addition to extensive existing government health care regulation, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of health care services. The Company believes that such initiatives will continue during the foreseeable future. Aspects of certain of these reforms as proposed in the past, such as further reductions in Medicare and Medicaid payments and additional prohibitions on physician ownership, directly or indirectly, of facilities to which they refer patients, if adopted, could adversely affect the Company.

         The laws of many states prohibit the unlawful rebate or unlawful division of professional fees and prohibit non-physician entities from practicing medicine. These laws vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. In addition, the regulatory framework of certain jurisdictions may limit the Company's expansion into such jurisdictions if the Company is unable to modify its operational structure to conform with such regulatory framework.

         Federal law prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for, or in order to induce, the referral of a person or the furnishing or arranging for the furnishing of items or services reimbursable under Medicare or Medicaid. Pursuant to this anti-kickback law, the federal government has recently announced a policy of increased scrutiny of joint ventures and other transactions among health care providers in an effort to reduce potential fraud and abuse relating to Medicare costs. The applicability of these provisions to many business transactions in the health care industry has not yet been subject to judicial and regulatory interpretation. Noncompliance with the federal anti-kickback legislation can result in exclusion from Medicare and Medicaid programs and civil and criminal penalties.

         The Company believes that, although it receives fees under management services contracts for management services, it is not in a position to make or influence referrals of patients or services reimbursed under Medicare or Medicaid programs to its affiliated practices or to receive such referrals. Such service fees are intended by the Company to be consistent with fair market value in arm's length transactions for the nature and amount of management services rendered and therefore would not constitute unlawful remuneration under anti-kickback laws and regulations. If the Company is deemed to be in a position to make, influence or receive referrals from or to physicians, or the Company is deemed to be a provider under the Medicare or Medicaid programs, the operations of the Company could be subject to scrutiny under federal and state anti-kickback and anti-referral laws.

         Significant prohibitions against physician referrals have been enacted by Congress. These prohibitions, commonly known as "Stark II," amended prior physician self-referral legislation known as "Stark I" by dramatically enlarging the field of physician-owned or physician-interested entities to which the referral prohibitions apply. Effective December 31, 1994, Stark II prohibits a physician from referring Medicare or Medicaid patients to an entity providing "designated health services" in which the physician has an ownership or investment interest, or with which the physician has entered into a compensation arrangement. The designated health services include prosthetic devices, which under applicable regulations and interpretations include one pair of eyeglasses or contact lenses furnished after cataract surgery and intraocular lenses provided at ambulatory surgery centers. The penalties for violating Stark II can be substantial. The Company believes that although it will receive fees under the management service contracts for management services, it is not in a position to make or influence referrals of patients. To the extent that the Company or any affiliated practice is deemed to be subject to the prohibitions contained in Stark II for services, the Company believes its activities fall within the permissible activities defined in Stark II, including, but not limited to, the provision of in-office ancillary services.

COMPETITION

         The Company experiences competition regarding the acquisition of the assets of, and the provisions of management services to, eye care centers and practices. Several companies, both publicly and privately held, that have established operating histories and greater resources than the Company are pursuing the acquisition of the assets of general and specialty practices and the management of such practices. There can be no assurance that the Company will be able to compete effectively in this regard with such competitors, that additional competitors will not enter the market, or that such competition will not make it more difficult to acquire the assets of, and provide management services to, eye care practices on terms favorable to the Company.

         Eye care practices affiliated with the Company will compete with other local eye care practices as well as managed care organizations. The Company believes that changes in governmental and private reimbursement policies and other factors have resulted in increased competition for consumers of eye care services. The Company believes that cost, accessibility and quality of services are the principal factors that affect competition. There can be no assurance that the affiliated practices will be able to compete effectively in the markets that they serve, which inability to compete would adversely affect the Company.

         The optical industry is highly competitive and includes chains of retail optical stores, multi-site eye care centers, and a large number of individual opticians, optometrists, and ophthalmologists who provide professional services and/or dispense prescription eyewear. Since retailers of prescription eyewear generally service local markets, competition varies substantially from one location or geographic area to another. The Company believes that the principal competitive factors affecting retailers of prescription eyewear are location and convenience, quality and consistency of product and service, price, product warranties, and a broad selection of merchandise, and that it competes favorably in each of these respects. In its current regional markets, the Company faces competition from national and regional retail optical chains which, in some cases, have greater financial resources than those of the Company.

         LVC competes with or supplements other surgical and non-surgical treatments for refractive disorders, including eyeglasses, contact lenses, other types of refractive surgery (such as radial keratotomy), corneal transplants and other technologies currently under development. Other competitive factors which may affect revenues include performance, pricing, convenience, ease of use, success relative to alternative treatments and patient and general market acceptance.

         Competition in providing LVC will come from entities similar to the Company and from hospitals, hospital-affiliated group entities, physician group practices and private opthamologists that, in order to offer LVC to existing patients, purchase refractive lasers. Suppliers of conventional vision correction alternatives (eyeglasses and contact lenses), such as optometric chains, may also compete with the Company by purchasing laser systems and offering LVC to their customers. Competition to provide LVC may lead to lower prices for LVC, as has happened in some countries where the treatment has been available for several years.

DEPENDENCE ON HEALTH CARE PROVIDERS

         Certain states prohibit the Company from practicing medicine, employing physicians to practice medicine on the Company's behalf or employing optometrists to render optometric services on the Company's behalf. Since the Company does not intend to practice medicine or optometry, its activities will be limited to establishing LVC centers and other affiliations with health care providers at which professionals may render eye care services, including LVC. Accordingly, the success of the Company's operations as a full-service eye care provider depends upon its ability to enter into agreements with health care providers, including institutions, independent physicians and optometrists, to render surgical and other professional services at facilities owned or managed by the Company. To date, the Company has entered into agreements with ten health care providers to establish LVC centers. There can be no assurance that the Company will be able to enter into agreements with other health care providers on satisfactory terms or that such agreements will be profitable to the Company. See "-- Government Regulation and Supervision" and "-- Competition."

RISKS ASSOCIATED WITH MANAGED CARE CONTRACTS

         As an increasing percentage of optometric and ophthalmologic patients are coming under the control of managed care entities, the Company believes that its success will, in part, be dependent upon the Company's ability to negotiate, on behalf of existing and prospective affiliated practices, contracts with HMOs, employer groups and other private third party payors pursuant to which services will be provided on a risk-sharing or capitated basis by some or all affiliated practices. Under some of such agreements, the eye care provider accepts a predetermined amount per month per patient in exchange for providing all necessary covered services to the patients covered under the agreement. Such contracts pass much of the risk of providing care from the payor to the provider. The proliferation of such contracts in markets served by the Company could result in greater predictability of revenues, but greater unpredictability of expenses. There can, however, be no assurance that the Company will be able to negotiate, on behalf of the affiliated practices, satisfactory arrangements on a risk-sharing or capitated basis. In addition, to the extent that patients or enrollees covered by such contracts require more frequent or extensive care than anticipated, operating margins may be reduced or, in the worst case, the revenues derived from such contracts may be insufficient to cover the costs of the services provided. As a result, affiliated practices may incur additional costs, which would reduce or eliminate anticipated earnings under such contracts. Any such reduction or elimination of earnings would have a material adverse affect on the Company's results of operations.

PLANS FOR ACQUISITIONS

         Since the Company's formation, it has acquired the assets of three multi-site eye care centers and their related optometric practices, Cambridge Eye, Vision World and E.B. Brown. The Company's plans for growth and expansion include further acquisitions of the assets of multi-site eye care centers and the practices of eye care professionals (optometrists and ophthalmologists). The success of the Company's growth strategy is dependent, in part, on its ability to integrate and manage acquired operations and to acquire, integrate and manage additional operations. Although the Company believes that there are opportunities to acquire the assets of small to mid-sized regional multi-site eye care centers and professional eye care practices, there can be no assurance that any such opportunities do or will continue to exist, that the Company will be able to identify suitable acquisition candidates or be able to finance any such acquisitions or that any such acquisitions will be consummated on terms favorable to the Company. The failure to consummate acquisitions on favorable terms could have a material adverse effect on the Company. If the Company is able to acquire additional operations, there can be no assurance that the Company will be able to integrate and manage such additional operations successfully. In addition, the Company's acquisition strategy will depend upon, among other factors, the Company's ability to effect economies of scale and realize other efficiencies, as to which there can be no assurance.

FUTURE CAPITAL NEEDS

         The Company has incurred and anticipates that it will incur substantial acquisition, capital and operating expenses and that it will be required to make substantial cash disbursements, including expenses and disbursements related to acquisitions, marketing, additional personnel and business development. The Company expects these expenses to result in significant operating losses until such time, if ever, that the Company is able to attain adequate revenue levels, of which there can be no assurance. Even if the Company generates a positive cash flow from its operations, as to which there can be no assurance, it may require substantial capital to establish additional eye care centers or LVC centers or to otherwise fund the Company's operations. Such additional capital may not be available when needed or on terms acceptable to the Company. Although the Company on February 20, 1997 entered into a new $10 million credit agreement (the "Credit Agreement") with a commercial bank, the Company may need to seek additional capital through public or private sales of its securities, including equity securities. Insufficient funds may require the Company to delay, scale back or eliminate certain or all of its operations and development activities. Although there can be no assurance, management believes that working capital, together with other sources of capital such as amounts borrowed pursuant to the Credit Agreement, will be adequate to fund the Company's currently proposed activities for at least the next 12 months.

NO ASSURANCE OF MARKET ACCEPTANCE OF LVC

         The Company's profitability depends, in part, upon broad market acceptance of LVC by the professional eye care community and the general population in the United States. The FDA approved the use of excimer lasers to perform LVC in October 1995 and commercial testing of LVC has been limited in the United States. The operating expenses, revenues or working capital requirements of the Company's LVC centers cannot be ascertained based upon historical operating performance and should therefore be considered in light of the numerous risks, expenses, problems and difficulties frequently encountered in connection with the establishment of a new business and the competitive environment in which the Company's LVC centers will operate. Factors that may adversely affect market acceptance of LVC in the U.S. include: nonacceptance of LVC as an alternative to existing methods of treating refractive vision disorders; the relatively high cost of LVC procedures (currently ranging from $1,500 to $2,000 per eye) and general unavailability of third party reimbursement for the procedure; general resistance to surgery; the effectiveness of alternative, less intrusive or less expensive methods of correcting refractive vision disorders; concerns about the safety and efficacy of LVC, including the lack of long term follow-up data; and the possibility of known or unknown side effects. Any future reported adverse events or other unfavorable publicity involving patient outcomes from LVC could also adversely affect acceptance of the procedure. In addition, LVC surgery is currently approved only for the correction of certain degrees of myopia.

Moreover, LVC has had limited market acceptance in certain foreign countries. The failure of LVC to achieve broad market acceptance by the professional eye care community and the general population would have a material adverse effect on the Company's business, financial condition and results of operations.

LACK OF THIRD PARTY REIMBURSEMENT FOR LVC

         Third party reimbursement generally is unavailable for LVC. There can be no assurance that the absence of such reimbursement will not adversely affect the prospects for market acceptance of the Company's LVC services.

SAFETY AND EFFICACY OF LVC

         While LVC has been tested clinically and the FDA has approved two excimer laser systems, there is not a large population of patients who have experience with LVC and its post-procedure effects. Concerns with respect to the safety and efficacy of the performance of LVC procedures with excimer lasers include predictability and stability of results. Potential complications or side effects include: post-operative pain or discomfort; double vision; corneal haze during healing (an increase in light scattering properties of the cornea); glare/halos (undesirable visual sensations produced by bright lights); decrease in contrast sensitivity (diminished vision in low light); temporary increases in intraocular pressure in reaction to post-procedure medication; modest fluctuations in refractive capabilities during healing; modest decreases in best corrected vision (i.e. with corrective eyewear); unintended over- or under-corrections; instability, reversion or regression of effect; corneal scars (blemishing marks left on the cornea); corneal ulcers (inflammatory or infectious lesions resulting in loss of corneal tissue); induced astigmatism; and disorders of corneal healing (compromised or weakened immune system or connective tissue disease which causes poor healing). Published reports regarding PRK have questioned the efficacy of the procedure based on mixed anecdotal evidence in other countries where the procedure has been in use for some period. There can be no assurance that additional complications will not hereafter be identified and have a material adverse effect on the safety, efficacy or market acceptance of such procedures and/or lead to product liability or other claims against the Company.

RELIANCE ON SUPPLIERS OF LASER EQUIPMENT

         The Company is not involved in the research, development or manufacture of ophthalmic laser systems, and is dependent on unrelated manufacturers for its supply of ophthalmic lasers. There are two companies whose excimer laser systems have been approved for use by the FDA, Summit Technology, Inc. ("Summit") and VISX, Inc. ("VISX"). Any interruption in supply from these manufacturers or the inability of the Company to enter into satisfactory agreements for the purchase of supplies from its manufacturers could have an adverse impact on the operations of the Company.

RAPID TECHNOLOGICAL CHANGES

         The medical device and ophthalmic laser industries are characterized by rapid technological changes, including advances in laser and other technologies and the potential new development of alternative surgical techniques or new pharmaceutical products. LVC for treatment of refractive vision disorders will compete with or supplement other surgical and non-surgical treatments for refractive vision disorders, including existing treatments (such as eyeglasses, contact lenses and radial keratotomy), as well as with other technologies and surgical techniques currently under development, such as corneal implants and refractive surgery using different types of lasers. It is conceivable that newer technologies, techniques or products could be developed with better performance than the excimer lasers purchased by the Company, although such new technologies would be subject to the FDA approval process. Medical companies, academic and research institutions and others could develop new therapies, including new medical devices or surgical procedures, for the treatment of refractive vision disorders that could be more medically effective and less expensive than LVC and could potentially render LVC obsolete. The availability of new and better ophthalmic laser technologies and surgical procedures could have a materially adverse impact on the business of the Company's LVC centers. The Company may not be able to utilize such new technologies or procedures or, if the Company is able to utilize such new technologies in its business, the Company may not have sufficient funds to make the substantial capital expenditures required to acquire such technology. There can be no assurance that used excimer lasers can be recovered by the Company and sold for a commercially reasonable price by the Company.

CORPORATE LIABILITY AND INSURANCE

         The provision of professional eye care services entails an inherent risk of professional malpractice and other similar claims. The Company does not influence or control the practice of medicine or optometry by professionals or have responsibility for compliance with certain regulatory and other requirements directly applicable to individual professionals and professional groups. As a result of the relationship between the Company and its affiliated practices, the Company may become subject to some professional malpractice actions under various theories. There can be no assurance that claims, suits or complaints relating to professional services provided by affiliated practices will not be asserted against the Company in the future. The Company believes that the providers with which the Company enters into LVC center agreements or other strategic affiliation agreements are covered by such providers' medical malpractice or liability insurance. The Company may not be able to purchase medical malpractice insurance, and may not be able to purchase other insurance at reasonable rates, which would protect it against claims arising from the medical practice conducted by providers, including ophthalmologists, at its LVC centers. Similarly, the use of laser systems in the Company's LVC centers may give rise to claims against the Company by persons alleging injury as a result of the use of such laser systems. The Company believes that claims alleging defects in the laser systems it purchases from its suppliers are covered by such suppliers' product liability insurance and that the Company could take advantage of such insurance by adding such suppliers to lawsuits against the Company. There can be no assurance that the Company's laser suppliers will continue to carry product liability insurance or that any such insurance will be adequate to protect the Company.

         There can be no assurance that the Company will be able to retain adequate liability insurance at reasonable rates, or that the insurance will be adequate to cover claims asserted against the Company, in which event the Company's business may be materially adversely affected.

DEPENDENCE UPON MANAGEMENT; NEED FOR ADDITIONAL PERSONNEL

         The future success of the Company is dependent in part on its ability to retain certain key personnel, particularly its President, William G. McLendon and its Executive Vice President and Chief Operating Officer, Stephen M. Blinn. The loss of Mr. McLendon's or Mr. Blinn's services could have a materially adverse impact upon the business of the Company. The success of the Company's future operations depends in large part on the Company's ability to recruit and retain qualified personnel over time, and there can be no assurance that the Company will be able to retain its existing personnel or attract additional qualified employees in the future.

SHARES ELIGIBLE FOR FUTURE SALE

         In addition to the Shares offered hereby, a substantial number of outstanding shares of Common Stock and shares of Common Stock issuable upon exercise of outstanding warrants and stock options are or will become available for future sale in the public market at prescribed times. Sales of a significant number of shares of Common Stock in the market could have an adverse effect on the market price of the Company's securities.

         Upon consummation of this offering and assuming the exercise of all of the warrants issued in connection with the Company's August 1994 public offering ("Warrants") and Class A warrants issued in connection with the Company's March 1994 private placement (the "Class A Warrants"), the Company will have outstanding 11,205,868 shares of Common Stock (excluding (i) the shares of Common Stock included in, and issuable upon exercise of the warrants included in, the unit purchase options issued in connection with the Company's August 1994 public offering ("UPO Units"), (ii) the shares of Common Stock included in, and issuable upon exercise of the warrants included in, warrants issued to the underwriter of the Company's initial public offering ("IPO Representative's Warrants"), (iii) the shares of Common Stock issuable upon exercise of the warrants issued to the underwriter of the Company's June 1996 public offering (the "Representative's Warrants"), (iv) the shares of Common Stock issuable upon exercise of the Warrants issued in connection with the Credit Agreement and (v) the shares of Common Stock issuable upon exercise of the outstanding stock options. Of the 11,205,868 shares, 10,930,571 shares will be freely tradeable without restriction or further registration under the Securities Act, except for shares held by "affiliates" of the Company, as that term is defined under the Securities Act of 1933 and the regulations promulgated thereunder, which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act of 1933 ("Rule 144"). The remaining 275,297 shares that are outstanding have been issued and sold by the Company in reliance on one or more exemptions from the registration requirements of the Securities Act of 1933 and are "restricted securities" within the meaning of Rule 144 ("Restricted Shares") and, therefore, may be publicly sold only (i) if subsequently registered under the Securities Act of 1933, (ii) pursuant to Rule 144 or Rule 701 promulgated under the Securities Act of 1933 ("Rule 701") or (iii) in other private transactions exempt from registration under the Securities Act of 1933. None of such shares have been held for the minimum two-year period required by Rule 144 and therefore will not become eligible for public sale pursuant to Rule 144 until expiration of their respective two-year holding periods. The earliest date at which any such two-year holding period will expire is in September 1998. In addition, 60,000 Restricted Shares are eligible for sale in the public market in accordance with Rule 701. Notwithstanding the foregoing, all of the Restricted Shares are subject to lock-up agreements. See "Shares Eligible For Future Sale -- Lock-up Agreements."

         As of the date of this Prospectus, there are options to purchase an aggregate of 904,333 shares of Common Stock of which options to purchase 481,326 shares are immediately exercisable. Upon exercise of these options, 60,000 shares will be eligible for sale in the public market in accordance with Rule 701.

POTENTIAL ISSUANCE OF PREFERRED STOCK

         Under the Company's Restated Certificate of Incorporation, the Company may issue up to 5,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), in the future without stockholder approval and upon such terms as the Board of Directors may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying or preventing transactions involving a change in control of the Company without further action by the stockholders. The Company has no present plans to issue any shares of Preferred Stock.

CERTAIN ANTI-TAKEOVER PROVISIONS

         The Company's Restated Certificate of Incorporation and By-Laws contain certain provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company, including (i) the classification of the Board of Directors into three classes, each class being elected for three-year terms,
(ii) the potential issuance of up to 5,000,000 shares of Preferred Stock without stockholder approval and upon such terms as the Board of Directors may determine and (iii) the requirement that, for nominations for the Board of Directors or for other business to be properly brought by a stockholder before an annual meeting of stockholders, notice thereof generally must be delivered by a stockholder not less than 60 nor more than 90 days prior to the annual meeting. Such provisions could limit the price that certain investors might be willing to pay in the future for the Company's securities. Certain of such provisions allow the Board of Directors to impose various procedural and other requirements that could make it more difficult for stockholders to effect certain corporate actions.

                                   THE COMPANY

         Sight Resource Corporation was incorporated in Delaware on November 2, 1992 and commenced operations on November 30, 1992. The Company's operations are a continuation of the business begun in April 1992 by PRK Limited Partnership, a Massachusetts limited partnership (the "Predecessor Partnership"). On October 31, 1995 the Company changed its name to Sight Resource Corporation from NewVision Technology, Inc. to better reflect its expanded corporate mission. The Company has two wholly-owned consolidated British subsidiaries, NewVision Technology Limited and NewVision Leasing Limited, which were registered under the laws of the United Kingdom on September 7, 1993 and three wholly-owned consolidated U.S. subsidiaries, Cambridge Eye Associates, Inc., Douglas Vision World, Inc., and E.B. Brown Opticians Inc. As used in this Prospectus, unless the context otherwise requires, "Sight Resource Corporation" or the "Company" refers to Sight Resource Corporation and its consolidated subsidiaries and, with respect to periods prior to its incorporation, to the business of the Predecessor Partnership. See "Business."

         The Company's executive offices are located at 67 South Bedford Street, Burlington, Massachusetts 01803 and its telephone number is (617) 229-1100.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders in the Offering.

                                 DIVIDEND POLICY

         Sight Resource has never paid any cash dividends on its Common Stock. The Company presently intends to retain earnings for use in its business and therefore does not anticipate paying cash dividends in the foreseeable future.

                              SELLING STOCKHOLDERS

         The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock owned beneficially be each of them as of February 1, 1997 and the number of shares which may be offered pursuant to this Prospectus. This information is based upon information provided by the Selling
Stockholders. The Selling Stockholders may sell all, some or none of their Common Stock being offered.


                                      SHARES BENEFICIALLY                           SHARES BENEFICIALLY
                                         OWNED PRIOR TO           NUMBER                OWNED AFTER
                                            OFFERING            OF SHARES                OFFERING(3)
                                   ------------------------       BEING           ------------------------
          NAME(1)                   NUMBER       PERCENT(2)      OFFERED          NUMBER(3)     PERCENT(2)
          -------                  -------       ----------     ---------         ---------     ----------

Gordon Safran...................   521,997           6           261,000           260,997            3

Lynn Haronian...................    42,347           *            42,347                 0           ---

Kathleen Haronian...............    46,831           *            46,831                 0           ---

Shirley Santoro.................    42,347           *            42,347                 0           ---

-----------
*   Less than one percent

(1) Unless otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.

(2) Applicable percentage of ownership is based on 8,648,768 shares of Common Stock outstanding on January 1, 1997.

(3) Assumes the sale of all shares offered hereby.

    DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits certain publicly-held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person or entity became an interested stockholder, unless the business combination is or the transaction in which the person became an interested stockholder was approved in a prescribed manner or certain other exceptions apply. For purposes of Section 203 a "business combination" is defined broadly to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person or entity who, together with affiliates and associates, owns, or within the three immediately preceding years of a business combination did own, 15% or more of the corporation's outstanding voting stock.

         The Company's Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by the Delaware General Corporation Law. Delaware law provides that the directors of the corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. The Company's By-Laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law and permit the Company to advance expenses to such directors and officers to defend any action for which rights of indemnification are provided. The By-Laws also permit the Company to grant such rights to its employees and agents. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors, officers and employees.

         Commencing with the Company's annual meeting of stockholders in 1993, the Company's Board of Directors was classified into three classes, with the initial terms of each class expiring at the 1994, 1995 and 1996 annual stockholders' meetings, respectively. After the expiration of each initial term, the directors in each class were elected for three-year terms. See "Management -- Election and Compensation of Directors." The Board of Directors is authorized to create new directorships in any class and to fill such positions so created. The person chosen to fill such position will serve for the term applicable to that class. The Board of Directors (or its remaining members, even though less than a quorum) is also empowered to fill vacancies on the Board of Directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. The Company's Restated Certificate of Incorporation provides that subject to the rights of holders of any series of Preferred Stock then outstanding, directors may be removed with cause by the vote of the holders of at least a majority of the voting power of the outstanding voting stock of the Company and may be removed without cause by the holders of at least 66% of the voting power of the outstanding voting stock of the Company. The likely effect of these provisions is that they will increase the time required for stockholders to change the composition of the Board of Directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the Board of Directors.

         The Company's By-Laws provide that, for nominations to the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice thereof in writing to the Secretary of the Company. to be timely, a stockholder's notice generally must be delivered not less than sixty days nor more than ninety days prior to the annual meeting. If the meeting is not an annual meeting, the notice must generally be delivered not more than ninety days prior to the special meeting and not later than the later of sixty days prior to the special meeting or ten days following the day on which public announcement of the meeting is first made by the Company. The notice must contain, among other things, certain information about the stockholder delivering the notice and, as applicable, background about the nominee or a description of the proposed business to be brought before the meeting.

          The Company's Restated Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders of the Company shall be taken only at a duly called annual or special meeting of the stockholders, and may not be effected by written consent. Special meetings may be called by a majority of the whole Board of Directors or the President of the Company.

         The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless the corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. The Company's Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 66% of the outstanding voting stock of the Company to amend or repeal any of the provisions discussed in this section or to reduce the number of authorized shares of Common Stock. Such 66% vote is also required for any amendment to or repeal of the Company's By-Laws by the stockholders. The By-Laws may also be amended or repealed by a majority vote of the whole Board of Directors.


                                  LEGAL MATTERS

         Certain legal matters in connection with the legality of the Common Stock offered hereby will be passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Mr.

Irwin M. Heller, a member of such firm, owns 15,000 shares of Common Stock.


                                    EXPERTS

         The consolidated financial statements and schedules of Sight Resource Corporation as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 have been incorporated by reference herein and the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the registration fee.

                 Registration fee.................       $   446.06
                 Legal fees and expenses..........        15,000.00
                 Accounting Fees and Expenses.....         2,500.00
                 Miscellaneous....................         3,000.00
                                                         ----------
                    Total.........................       $20,946.06
                                                         ==========

ITEM 15.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Indemnification. The Registrant's Restated Certificate of Incorporation contains provisions eliminating or limiting the personal financial liability of the Registrant's directors to the fullest extent permitted by Delaware General Corporation Law. Delaware law provides that directors will not be personally liable to a corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Registrant's Restated Certificate of Incorporation and By-Laws include provisions to indemnify its officers and directors and persons serving at the request of the Registrant to the fullest extent permitted by Delaware General Corporation Law against expenses, judgments, fines and amounts paid in connection with threatened, pending or completed suits and proceedings against such persons by reason of having served as officers, directors or in other capacities.

         Insurance. The Registrant has obtained insurance which insures the officers and directors of the Registrant against certain losses and which insures the Registrant against certain of its obligations to indemnify such officers and directors, subject to certain limitations.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------

(3.1)       Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement filed with the Securities and Exchange Commission on Form SB-2 File No. 33-56668)
(3.2)       By-Laws of the Company (incorporated herein by reference to
              Exhibit 3.2 of the Company's Registration Statement filed with the Securities and Exchange Commission on Form SB-2 File No. 33-56668)
(4.1)       Article 4 of the Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement filed with the Securities and Exchange Commission on Form SB-2 File No. 33-56668)

(4.2)       Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 of the Company's Registration Statement filed with the Securities and Exchange Commission on Form SB-2 File No. 33-56668)
*(5.1)      Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
              with respect to the legality of securities being registered, as amended
*(23.1)     Consent of KPMG Peat Marwick LLP
(23.2)      Consent of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
              (included in 5.1 above)
***(24.1)   Power of Attorney

----------

  * Filed herewith.

*** As filed in PART II of this Registration Statement.

ITEM 17.   UNDERTAKINGS.

         The undersigned registrant hereby, undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low end or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for purposes of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which shall remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on April 11, 1997.

                                              SIGHT RESOURCE CORPORATION

                                              By: /s/ WILLIAM G. MCLENDON
                                                  ------------------------------
                                                  William G. McLendon, President
                                                  and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William G. McLendon and Stephen M. Blinn, and each or anyone of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the dates indicated.

SIGNATURES                                       TITLE                          DATE

/s/ WILLIAM G. MCLENDON             President, Chief Executive Officer          April 11, 1997
-----------------------------        (principal executive officer),
    William G. McLendon              and Director

/s/ STEPHEN M. BLINN                Chief Operating Officer, Executive          April 11, 1997
-----------------------------        Vice President, and Director
    Stephen M. Blinn

/s/ ALAN MACDONALD                  Vice President, Finance and                 April 11, 1997
-----------------------------        Administration and Secretary
    Alan MacDonald                   (principal financial and
                                     accounting officer)

/s/ GARY JACOBSON
-----------------------------       Director                                    April 11, 1997
    Gary Jacobson, M.D.

/s/ RUSSELL E. TASKEY               Director                                    April 11, 1997
-----------------------------
    Russell E. Taskey

/s/ ALLEN R. KIRKPATRICK            Director                                    April 11, 1997
-----------------------------
    Allen R. Kirkpatrick

/s/ ELLIOT S. WEINSTOCK             Director                                    April 11, 1997
-----------------------------
    Elliot S. Weinstock, O.D.